JOINDER AGREEMENT
March 18, 2021
Reference is made to the Amended and Restated Revolving Credit Agreement, dated as of June 20, 2019 (as amended by the First Amendment, dated as of February 8, 2021, and as otherwise amended, restated, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Peloton Interactive, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent.
1.Upon execution and delivery of this Joinder Agreement (this “Joinder”) by the parties hereto, Citibank, N.A. (the “New Lender”) hereby (a) becomes a Lender having the New Commitment set forth under such Lender’s name in Schedule 1 hereto, effective as of the date hereof, and (b) agrees to be bound by the provisions of the Credit Agreement.

2.It is understood and agreed that, after giving effect to this Joinder, Schedule 2.01 to the Credit Agreement will be amended by replacing the table set forth therein with the table set forth in Schedule 2 hereto, which shall be the Commitments set forth in Schedule 2.01 to the Credit Agreement for all purposes thereof.

3.The New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Joinder and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to become a Lender, (iii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (iv) if it is a Foreign Lender, it has delivered to the Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

4.The Administrative Agent acknowledges that the notice and timing requirements under Section 2.18(a) have been satisfied. This Joinder is a Loan Document for all purposes under the Credit Agreement.

5.THIS JOINDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

6.This Joinder may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Joinder by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Joinder. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Joinder, any document to be signed in connection herewith and the transactions contemplated hereby shall be deemed to include any electronic sound, symbol, or process attached to, or associated with, this Joinder or such other document, as applicable, and adopted by a Person with the intent to sign, authenticate or accept such contract or record and any delivery or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Loan Parties, electronic images of this Joinder (including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of this Joinder based solely on the lack of paper original copies of the Joinder, including with respect to any signature pages hereto.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.

CITIBANK, N.A., as New Lender
By:	/s/ Collene M. Greenlee
Name: Collene M. Greenlee
Title: Director

[Signature Page to Joinder Agreement]

Accepted and agreed:

PELOTON INTERACTIVE, INC., as Borrower
By:	/s/ Jill Woodworth
Name: Jill Woodworth
Title: Chief Financial Officer

[Signature Page to Joinder Agreement]

Accepted and agreed:

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ Lauren Daley
Name: Lauren Daley
Title: Authorized Officer

[Signature Page to Joinder Agreement]

[Signature Page to Joinder Agreement]

SCHEDULE 1

NEW COMMITMENT AND NOTICE ADDRESS OF NEW LENDER
Name of Lender:            Citibank, N.A.
Notice Address:            Attn: Kyle Scanlon
388 Greenwich St
New York, NY 10013

Email:                 [*****]

New Commitment:    $35,000,000.00

SCHEDULE 2

SCHEDULE 2.01

Commitments

JPMorgan Chase Bank, N.A.	$72,500,000
Goldman Sachs Lending Partners LLC	$72,500,000
Silicon Valley Bank	$35,000,000
Bank of America, N.A.	$35,000,000
Barclays Bank PLC	$35,000,000
Citibank, N.A.	$35,000,000
Total	$285,000,000